Exhibit 5.1

July 9, 2020

Better Choice Company Inc.
166 Douglas Road E
Oldsmar, FL 34677

Re:     Better Choice Company Inc.

Ladies and Gentlemen:

We have acted as special counsel to Better Choice Company Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 28, 2019 (as amended, the “Registration Statement”). The Registration Statement relates to the registration of 67,192,397 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), all of which are being offered by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”). The Shares being registered for resale include (i) 44,771,260 currently issued and outstanding shares (the “Issued Shares”) of Common Stock that were issued in connection with private placements to the selling stockholders, (ii) 15,383,489 shares of Common Stock that are currently issuable upon exercise of certain outstanding warrants (the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”) issued by the Company and (iii) 7,037,648 shares of Common Stock that are currently issuable upon conversion of certain outstanding convertible notes (the “Convertible Notes”, and the shares issuable upon the conversion of the Convertible Notes, the “Convertible Note Shares”) issued by the Company. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.          The Issued Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

July 9, 2020

2.          The issue of the Warrant Shares has been duly authorized by all necessary corporate action of the Company, and when the Warrant Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders, and have been issued by the Company upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

3.          The issue of the Convertible Note Shares has been duly authorized by all necessary corporate action of the Company, and when the Convertible Note Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders, and have been issued by the Company upon conversion of the Convertible Notes, the Convertible Note Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP